BANKING FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

International Bancshares Corp.†

3,870

$

82,702

First Niagara Financial Group,

Wells Fargo & Co.†

23,436

$

556,605

Inc.

6,340

81,532

HSBC Holdings PLC — SP

Washington Federal, Inc.†

4,474

80,979

ADR†

6,205

475,923

NewAlliance Bancshares, Inc.†

6,408

79,972

JPMorgan Chase & Co.

13,796

473,341

Investors Bancorp, Inc.*†

6,025

78,686

Credit Suisse Group — SP

Hancock Holding Co.†

1,960

77,008

ADR†

10,183

461,392

Huntington Bancshares, Inc.†

13,301

76,747

U.S. Bancorp†

15,948

444,790

Prosperity Bancshares, Inc.†

2,850

76,180

Bank of America Corp.†

17,565

419,277

BancorpSouth, Inc.†

4,155

72,671

UBS AG — SP ADR*†

18,134

374,648

Popular, Inc.†

10,999

72,483

Barclays PLC — SP ADR†

14,912

345,213

FirstMerit Corp.†

4,428

72,221

PNC Financial Services Group,

TCF Financial Corp.†

5,917

71,182

Inc.†

5,068

289,383

Whitney Holding Corp.†

3,668

67,124

Wachovia Corp.†

18,469

286,824

United Bankshares, Inc.†

2,870

65,867

Fannie Mae†

13,445

262,312

Northwest Bancorp, Inc.†

2,994

65,329

BB&T Corp.†

9,055

206,182

Trustmark Corp.†

3,660

64,599

SunTrust Banks, Inc.

5,580

202,108

Old National Bancorp†

4,530

64,598

Hudson City Bancorp, Inc.

11,925

198,909

National Penn Bancshares,

Freddie Mac†

11,475

188,190

Inc.†

4,760

63,213

M&T Bank Corp.†

2,510

177,055

FNB Corp.†

5,250

61,845

New York Community

Susquehanna Bancshares, Inc.†

4,510

61,742

Bancorp, Inc.†

9,331

166,465

PrivateBancorp, Inc.†

2,000

60,760

People's United Financial, Inc.†

9,667

150,805

Glacier Bancorp, Inc.†

3,770

60,282

UnionBanCal Corp.

3,638

147,048

Webster Financial Corp.†

3,178

59,111

Regions Financial Corp.†

12,960

141,394

First Midwest Bancorp, Inc.†

2,979

55,558

BOK Financial Corp.

2,536

135,549

MB Financial Corp.

2,370

53,254

TFS Financial Corp†

11,642

134,931

First Horizon National Corp.†

6,803

50,546

Sovereign Bancorp, Inc.†

16,568

121,940

MGIC Investment Corp.†

7,274

44,444

Comerica, Inc.†

4,572

117,180

Colonial BancGroup, Inc.†

8,983

39,705

Cullen/Frost Bankers, Inc.†

2,313

115,303

East-West Bancorp, Inc.†

4,281

________

30,224

Commerce Bancshares, Inc.

2,904

115,173

Total Common Stocks

Marshall & Ilsley Corp.†

7,443

114,101

(Cost $10,670,727)

________

10,461,116

Capitol Federal Financial†

3,009

113,168

SECURITIES LENDING COLLATERAL 51.0%

Fifth Third Bancorp†

11,060

112,591

Mount Vernon Securities

UMB Financial Corp.†

2,195

112,538

Lending Trust Prime Portfolio

5,366,776

________

5,366,776

Zions Bancorporation†

3,401

107,097

Synovus Financial Corp.†

12,085

105,502

Total Securities Lending Collateral

Bank of Hawaii Corp.†

2,182

104,300

(Cost $5,366,776)

________

5,366,776

KeyCorp†

9,010

98,930

Washington Mutual, Inc.†

19,577

96,515

Countrywide Financial Corp.†

22,683

96,403

SVB Financial Group*†

1,942

93,430

Associated Banc-Corp.†

4,840

93,364

City National Corp.†

2,207

92,848

Valley National Bancorp†

5,823

91,829

National City Corp.†

19,164

91,412

Wilmington Trust Corp.†

3,271

86,485

Fulton Financial Corp.

8,426

84,681

Westamerica Bancorporation†

1,605

84,407

Astoria Financial Corp.†

4,134

83,011

1

BANKING FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Face

Market

Amount

Value

REPURCHASE AGREEMENTS 0.9%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25%

due 07/01/08

$

92,937

________

$            92,937

Total Repurchase Agreements

(Cost $92,937)

________

92,937

Total Investments 151.4%

(Cost $16,130,440)

$

________

15,920,829

Liabilities in Excess of Other

Assets – (51.4)%

$

(5,408,096)

________

Net Assets – 100.0%

$

10,512,733

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at June 30, 2008.

ADR – American Depository Receipt.

2